UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

ENTERPRISE FINANCIAL SERVICES CORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[  ]  Fee paid previously with preliminary materials:

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

EXPLANATORY NOTE

The following communication was released today by Enterprise Financial Services Corp in connection with its 2011 Annual Meeting of shareholders:

Email reminder to certain shareholders and employee shareholders of the registrant.

Again this year we’re not mailing printed annual reports and proxy statements. This reduces our cost and it is environmentally-friendly as well. Instead, you should have received in the mail a notice that our proxy materials are available online. That notice provided a control number and a website that enables you to vote your shares electronically.

If you haven’t received a notice, and your shares are held by a broker or advisor, please contact them for voting instructions. Your broker cannot vote your shares in the election of directors without your instructions.

Otherwise, if you haven’t received your notice or have misplaced it, please contact Jil Lake at (314) 810-3636.

If you received more than one notice, your shares are held in more than one account and you need to vote separately for each notice. Remember to have your control numbers handy when you log on to vote.

If you haven’t done so already, please take a moment and vote. Your vote is important no matter how many shares you own.